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                                                                    EXHIBIT 7(b)

              [SUTHERLAND, ASBILL & BRENNAN, L.L.P. LETTERHEAD]


                                 April 7, 1998

National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604

           Re:  National Variable Life Insurance Account
                Registration Statement on Form S-6
                File No. 333-44723

Ladies and Gentlemen:

           We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to Form S-6 for National Variable Life Insurance Account, which Prospectus describes certain last survivor flexible premium adjustable benefit variable life insurance policies. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very truly yours,

                                        SUTHERLAND, ASBILL & BRENNAN  LLP

                                        By:    /s/ STEPHEN E. ROTH
                                            --------------------------
                                               Stephen E. Roth